Exhibit 4.01

AMENDED AND RESTATED DECLARATION

OF TRUST

CITIGROUP CAPITAL XVIII

Dated as of June 28, 2007

i

ANNEX I	TERMS OF SECURITIES	I-1
EXHIBIT A-1	FORM OF DTC CAPITAL SECURITY CERTIFICATE	A1-1
EXHIBIT A-2	FORM OF EUROCLEAR AND CLEARSTREAM CAPITAL SECURITY CERTIFICATE	A2-1

EXHIBIT A-3	FORM OF COMMON SECURITY CERTIFICATE	A3-1
EXHIBIT B	SPECIMEN OF DEBENTURE	B-1
EXHIBIT C	UNDERWRITING AGREEMENT	C-1

CROSS-REFERENCE TABLE*

Section of
Trust Indenture Act
of 1939, as amended	Section of Declaration

310(a)	5.3(a)
310(c)	Inapplicable
311(c)	Inapplicable
312(a)	2.2(a)
312(b)	2.2(b)
313	2.3
314(a)	2.4
314(b)	Inapplicable
314(c)	2.5
314(d)	Inapplicable
314(f)	Inapplicable
315(a)	3.9(b)
315(c)	3.9(a)
315(d)	3.9(a)
316(a)	Annex I
316(c)	3.6(e)

*	This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

CITIGROUP CAPITAL XVIII

June 28, 2007

AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of June 28, 2007, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

WHEREAS, the Trustees and the Sponsor established Citigroup Capital XVIII (the "Trust"), a trust under the Statutory Trust Act (as defined herein) pursuant to a Declaration of Trust dated as of June 19, 2006 (the "Original Declaration") and a Certificate of Trust filed with the Secretary of State of the State of Delaware on June 19, 2006, as amended and restated on December 8, 2006 for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;

WHEREAS, as of the date hereof, no interests in the Trust have been issued;

WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration.

NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a statutory trust under the Statutory Trust Act and that this Declaration constitute the governing instrument of such statutory trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration.

ARTICLE I
INTERPRETATION AND DEFINITIONS

SECTION 1.1 Definitions.

Unless the context otherwise requires:

(a) Capitalized terms used in this Declaration but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

(b) a term defined anywhere in this Declaration has the same meaning throughout;

(c) all references to "the Declaration" or "this Declaration" are to this Declaration as modified, supplemented or amended from time to time;

(d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

(e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires; and

(f) a reference to the singular includes the plural and vice versa.

"Additional Amounts" shall have the meaning set forth in Annex I hereto.

"Additional Amounts Event" shall have the meaning set forth in Annex I hereto.

"Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

"Agency Agreement" means the Agency Agreement, dated as of June 28, 2007, by and among Citigroup, the Trust and The Bank of New York as paying agent, registrar, exchange agent, depositary and calculation agent.

"Authorized Officer" of a Person means any Person that is authorized to bind such Person.

"Base Redemption Price" has the meaning set forth in Annex I hereto.

"Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York and London, England are permitted or required by any applicable law to close.

"Calculation Agent" means The Bank of New York, London office, or any other successor appointed by the Sponsor, acting as Calculation Agent.

"Capital Securities Guarantee" means the guarantee agreement dated as of June 28, 2007, of the Sponsor in respect of the Capital Securities.

"Capital Security" has the meaning specified in Section 7.1.

"Capital Security Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

"Capital Security Certificate" means a certificate representing a Capital Security substantially in the form of Exhibit A-1 or Exhibit A-2.

"Certificate" means a Common Security Certificate or a Capital Security Certificate.

"Citigroup" means Citigroup Inc., a Delaware corporation.

"Clearing Agency" means an organization that is acting as depositary for the Capital Securities and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Capital Securities.

"Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

"Clearstream" means Clearstream Banking, societe anonyme, an initial Clearing Agency along with DTC and Euroclear.

"Closing Date" means June 28, 2007.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation.

"Commission" means the Securities and Exchange Commission.

"Common Security" has the meaning specified in Section 7.1.

"Common Security Certificate" means a definitive certificate in fully registered form representing a Common Security substantially in the form of Exhibit A-3.

"Company Indemnified Person" means (a) any Regular Trustee; (b) any Affiliate of any Regular Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

"Corporate Trust Office" means the office of the Institutional Trustee at which the corporate trust business of the Institutional Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at 101 Barclay Street-8W, New York, New York 10286.

"Covered Person" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

"Debenture Issuer" means Citigroup Inc. (or the Sponsor) in its capacity as issuer of the Debentures under the Indenture.

"Debenture Trustee" means The Bank of New York, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

"Debentures" means the series of Debentures to be issued by the Debenture Issuer under the Indenture to be held by the Institutional Trustee, a specimen certificate for such series of Debentures being Exhibit B.

"Default" in respect of the Securities means a Default (as defined in the Indenture) has occurred and is continuing in respect of the Debentures.

"Definitive Capital Security Certificates" has the meaning set forth in Section 9.4.

"Delaware Trustee" has the meaning set forth in Section 5.2.

"Distribution" has the meaning set forth in Section 6.1.

"DTC" means the Depository Trust Company, an initial Clearing Agency along with Euroclear and Clearstream.

"Euroclear" means Euroclear Bank, S.A./N.V., an Initial Clearing Agency along with DTC and Clearstream.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

"Fiduciary Indemnified Person" has the meaning set forth in Section 10.4(b).

"Global Certificate" has the meaning set forth in Section 9.4.

"Holder" means a Person in whose name a Certificate representing a Security is registered, such Person being a beneficial owner within the meaning of the Statutory Trust Act.

"Indemnified Person" means a Company Indemnified Person or a Fiduciary Indemnified Person.

"Indenture" means the Indenture, dated as of June 28, 2007 (as supplemented from time to time), between the Debenture Issuer and the Debenture Trustee, pursuant to which the Debentures are to be issued.

"Institutional Trustee" means the Trustee meeting the eligibility requirements set forth in Section 5.3.

"Institutional Trustee Account" has the meaning set forth in Section 3.8(c).

"Investment Company" means an investment company as defined in the Investment Company Act.

"Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

"Investment Company Event" has the meaning set forth in Annex I hereto.

"Legal Action" has the meaning set forth in Section 3.6(g).

"Majority in liquidation amount of the Securities" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of an aggregate liquidation amount representing more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

"Make-Whole Amount" will equal the greater of (i) 100% of the aggregate principal amount of the Debentures being redeemed and (ii) the present value of a principal payment on June 28, 2017 and scheduled payments of interest that would have accrued from the date of redemption to June 28, 2017 on the Debentures being redeemed, discounted to the date of redemption on a semi-annual basis (calculated on the basis of the number of days from and including the date on which the scheduled interest would have accrued during the relevant interest periods to but excluding June 28, 2017, divided by the number of days in the relevant interest periods (including the first day but excluding the last day of such interest period)) at a discount rate equal to the Sterling gross redemption yield (determined by reference to the middle market price) at 11:00 am, London time, on the reference date of the Sterling reference bond plus (a) in the case of a Tax Event or a Rating Agency Event, 0.50% or (b) in all other cases, 0.20%, in each case plus accrued and unpaid interest, including any Additional Interest (as defined in the Indenture), to the date of redemption. For the purposes of this definition:

(i) "reference date" means the date which is three Business Days prior to the date of redemption;

(ii) "Sterling gross redemption yield" means the gross redemption yield on such security (as calculated by or on behalf of the Calculation Agent on the basis set out in the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields” page 4, Section One: Price/Yield Formulae “Conventional Gilts; Double-dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date” (published on June 8, 1998 and updated on March 15, 2002 and as further updated or amended) on a semi-annual compounding basis (converted on an annualized yield and rounded up (if necessary) to four decimal places));

(iii) "Sterling reference bond" means the 4.00% Treasury Stock due September 7, 2016, or if such stock is no longer in issue, such other United Kingdom government stock with a maturity date as near as possible to June 28, 2017, as the Calculation Agent may, with the advice of the Sterling reference market makers, determine to be appropriate by way of substitution for the 4.00% Treasury Stock due September 7, 2016;

(iv) "Sterling reference market makers" means three brokers or market makers of gilts selected by the Calculation Agent in consultation with Citigroup.

"Make-Whole Amount Redemption Price" has the meaning set forth in Annex I hereto.

"Net Payment" on a Capital Security means a payment by the Trust or a Paying Agent, including payment of principal and distributions, after deduction for any present or future tax, assessment or other governmental charge of the United States.

"Non-United States Person" means a Person who is not a United States Person.

"Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

(a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

(c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

"Paying Agent" has the meaning specified in Section 3.8(h).

"Payment Amount" has the meaning specified in Section 6.1.

"Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

"Quorum" means any one Regular Trustee or, if there is only one Regular Trustee, such Regular Trustee.

"Rating Agency Event" has the meaning set forth in Annex I hereto.

"Regular Trustee" has the meaning specified in Section 5.1.

"Regulatory Capital Event" has the meaning set forth in Annex I hereto.

"Related Party" means, with respect to the Sponsor, any direct or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

"Responsible Officer" means, with respect to the Institutional Trustee, any officer within the Corporate Trust Office of the Institutional Trustee with direct responsibility for the administration of this Declaration and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

"Reuters Screen LIBOR01" means the display designated on Reuters Screen LIBOR01 or any successor service or page for the purpose of displaying LIBOR offered rates of major banks, as determined by the Calculation Agent.

"Rule 3a-5" means Rule 3a-5 under the Investment Company Act.

"Securities" means the Common Securities and the Capital Securities.

"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

"Special Event" has the meaning set forth in Annex I hereto.

"Sponsor" means Citigroup Inc. or any successor entity in a merger, consolidation or amalgamation, in its capacity as sponsor of the Trust.

"Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, or any successor legislation.

"Successor Delaware Trustee" has the meaning set forth in Section 5.6.

"Successor Entity" has the meaning set forth in Section 3.15(b).

"Successor Institutional Trustee" has the meaning set forth in Section 5.6.

"Successor Securities" has the meaning set forth in Section 3.15(b).

"Super Majority" has the meaning set forth in Section 2.6(a)(ii).

"Tax Event" has the meaning set forth in Annex I hereto.

"10% in liquidation amount of the Securities" means, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holder(s) of outstanding Securities voting together as a single class or, as the context may require, Holders of outstanding Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of an aggregate liquidation amount representing 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

"Three-month Sterling LIBOR" means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in pounds Sterling for a three-month period that appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the first day of such interest period, as determined by the Calculation Agent. If Three-Month Sterling LIBOR cannot be determined as described above, the rate for such interest period will be determined on the basis of the rates at which deposits in pounds Sterling are offered by four leading banks selected by the Calculation Agent (after consultation with Citigroup), at approximately 11:00 a.m., London time, on the first day of such interest period, to prime banks in the London interbank market for a period of three months commencing on the first day of such interest period. These quotations will be based upon a principal amount that is representative of a single transaction in pounds Sterling in such market at the time. If two or more quotations are provided, Three-Month Sterling LIBOR for the interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, Three-Month Sterling LIBOR will be the arithmetic mean of the rates quoted by major banks in London, selected by the Calculation Agent, at approximately 11:00 a.m., London time, on the first day of such interest period. The rates quoted will be for loans in pounds Sterling for a three-month period to leading European banks commencing on the first day of such interest period. Rates quoted must be based on a principal amount that is representative of a single transaction in pounds Sterling in such market at that time. If fewer than three banks are quoting rates, Three-Month Sterling LIBOR for the applicable period will be the same as for the immediately preceding interest period, or, in the case of the quarterly interest period beginning on June 28, 2017, three-month Sterling LIBOR will be 5.939%.

"Treasury Regulations" means the income tax regulations, including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Trustee" or "Trustees" means each Person who has signed this Declaration as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

"Underwriting Agreement" means the Underwriting Agreement for the offering and sale of Capital Securities in the form of Exhibit C.

"United States Person" means: (i) any individual who is a citizen or resident of the United States; (ii) any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof; (iii) any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and (iv) any trust if a United States court is able to exercise primary supervision over its administration and one or more United States Persons have the authority to control all of the substantial decisions of the trust.

ARTICLE II
TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act; Application.

(a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

(b) The Institutional Trustee shall be the only Trustee that is a Trustee for the purposes of the Trust Indenture Act.

(c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by §§ 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

(d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2 Lists of Holders of Securities.

(a) Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide the Institutional Trustee (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Institutional Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such record date, provided that neither the Sponsor nor the Regular Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Institutional Trustee by the Sponsor and the Regular Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Institutional Trustee. The Institutional Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided, that the Institutional Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b) The Institutional Trustee shall comply with its obligations under §§ 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3 Reports by the Institutional Trustee.

Within 60 days after May 15 of each year, the Institutional Trustee shall provide to the Holders of the Capital Securities such reports as are required by § 313 of the Trust Indenture Act, if any, in the form and in the manner provided by § 313 of the Trust Indenture Act. The Institutional Trustee shall also comply with the requirements of § 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to Institutional Trustee.

Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Institutional Trustee such documents, reports and information as required by § 314 of the Trust Indenture Act (if any) and the compliance certificate required by § 314 of the Trust Indenture Act in the form, in the manner and at the times required by § 314 of the Trust Indenture Act.

SECTION 2.5 Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Regular Trustees on behalf of the Trust shall provide to the Institutional Trustee such evidence of compliance with any conditions precedent provided for in this Declaration that relate to any of the matters set forth in § 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to § 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

SECTION 2.6 Defaults; Waiver.

(a) The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Default in respect of the Capital Securities and its consequences, provided, that if the underlying Default under the Indenture:

(i) is not waivable under the Indenture, the Default under the Declaration shall also not be waivable; or

(ii) is waivable only with the consent of holders of more than a majority in principal amount of the Debentures (a "Super Majority") affected thereby, only the Holders of at least the proportion in aggregate liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding may waive such Default in respect of the Capital Securities under the Declaration.

The foregoing provisions of this Section 2.6(a) shall be in lieu of § 316(a)(1)(B) of the Trust Indenture Act and such § 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such default shall cease to exist, and any Default with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or a Default with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of a Default with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

(b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Default with respect to the Common Securities and its consequences, provided, that if the underlying Default under the Indenture:

(i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Default under the Declaration as provided in this Section 2.6(b), the Default under the Declaration shall also not be waivable; or

(ii) is waivable only with the consent of a Super Majority, except where the Holders of the Common Securities are deemed to have waived such Default under the Declaration as provided in this Section 2.6(b), only the Holders of at least the proportion in aggregate liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding may waive such Default in respect of the Common Securities under the Declaration;

provided, further each Holder of Common Securities will be deemed to have waived any such Default and all Defaults with respect to the Common Securities and its consequences until all Defaults with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Defaults with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Institutional Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of §§ 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such §§ 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon the waiver of a Default by the Holders of a Majority in liquidation amount of the Common Securities, any such default shall cease to exist and any Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other default or Default with respect to the Common Securities or impair any right consequent thereon.

(c) A waiver of a Default under the Indenture by the Institutional Trustee at the direction of the Holders of the Capital Securities, constitutes a waiver of the corresponding Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of § 316(a)(1)(B) of the Trust Indenture Act and such § 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7 Default; Notice.

(a) The Institutional Trustee shall, within 90 days after the occurrence of a Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of (i) all defaults with respect to the Securities actually known to a Responsible Officer of the Institutional Trustee, unless such defaults have been cured before the giving of such notice (the term "defaults" for the purposes of this Section 2.7(a) being hereby defined to be a Default as defined in the Indenture, not including any periods of grace provided for therein and irrespective of the giving of any notice provided therein) and (ii) any notice of default received from the Indenture Trustee with respect to the Debentures, which notice from the Institutional Trustee to the Holders shall state that a Default under the Indenture also constitutes a Default with respect to the Securities; provided that, except for a default in the payment of principal of (or premium, if any) or interest on any of the Debentures or in the payment of any sinking fund installment established for the Debentures, the Institutional Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Institutional Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

(b) The Institutional Trustee shall not be deemed to have knowledge of any default except:

(i) a default under Sections 5.7(b) and 5.7(c) of the Indenture; or

(ii) any default as to which the Institutional Trustee shall have received written notice or of which a Responsible Officer of the Institutional Trustee charged with the administration of the Declaration shall have actual knowledge.

ARTICLE III
ORGANIZATION

SECTION 3.1 Name.

The Trust is named "Citigroup Capital XVIII," as such name may be modified from time to time by the Regular Trustees following written notice to the Institutional Trustee, the Delaware Trustee and the Holders of Securities. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Regular Trustees.

SECTION 3.2 Office.

The address of the principal office of the Trust is c/o Citigroup Inc., 399 Park Avenue, New York, NY 10043. On ten Business Days written notice to the Institutional Trustee, the Delaware Trustee and the Holders of Securities, the Regular Trustees may designate another principal office.

SECTION 3.3 Purpose.

The exclusive purposes and functions of the Trust are (a) to issue and sell Securities and use the proceeds from such sale to acquire the Debentures, and (b) except as otherwise limited herein, to engage in only those other activities necessary, or incidental thereto. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4 Authority.

Subject to the limitations provided in this Declaration and to the specific duties of the Institutional Trustee, the Regular Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by the Regular Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Institutional Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5 Title to Property of the Trust.

Except as provided in Section 3.8 with respect to the Debentures and the Institutional Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6 Powers and Duties of the Regular Trustees.

The Regular Trustees shall have the exclusive power, duty and authority to cause the Trust to engage in the following activities:

(a) to issue and sell the Capital Securities and the Common Securities in accordance with this Declaration; provided, however, that the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, and, provided further, that there shall be no interests in the Trust other than the Securities, and the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities on the Closing Date;

(b) in connection with the issue and sale of the Capital Securities, at the direction of the Sponsor, to:

(i) execute and file with the Commission on behalf of the Trust a registration statement on Form S-3 or on another appropriate form, or a registration statement under Rule 462(b) of the Securities Act, in each case prepared by the Sponsor, including any pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of the Capital Securities;

(ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

(iii) execute and file an application, prepared by the Sponsor, to the New York Stock Exchange, Inc., any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securities;

(iv) execute and file with the Commission on behalf of the Trust a registration statement on Form 8-A, prepared by the Sponsor, including any pre-effective or post-effective amendments thereto, relating to the registration of the Capital Securities under Section 12(b) of the Exchange Act; and

(v) deliver the Underwriting Agreement providing for the sale of the Capital Securities;

(c) to acquire the Debentures with the proceeds of the sale of the Capital Securities and the Common Securities; provided, however, that the Regular Trustees shall cause legal title to the Debentures to be held of record in the name of the Institutional Trustee for the benefit of the Holders of the Capital Securities and the Holders of Common Securities;

(d) to give the Sponsor and the Institutional Trustee prompt written notice of the occurrence of a Special Event; provided, that the Regular Trustees shall consult with the Sponsor and the Institutional Trustee before taking or refraining from taking any ministerial action in relation to a Special Event;

(e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of §316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

(f) to take all actions and perform such duties as may be required of the Regular Trustees pursuant to the terms of the Securities;

(g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Institutional Trustee has the exclusive power to bring such Legal Action;

(h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

(i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

(j) to give the certificate required by § 314(a)(4) of the Trust Indenture Act to the Institutional Trustee, which certificate may be executed by any Regular Trustee;

(k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

(l) to act as, or appoint another Person to act as, registrar and transfer agent for the Securities;

(m) to give prompt written notice to the Holders of the Securities of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

(n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Capital Securities or to enable the Trust to effect the purposes for which the Trust was created;

(o) to take any action, not inconsistent with this Declaration or with applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

(i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

(ii) causing the Trust to be classified for United States federal income tax purposes as a grantor trust; and

(iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

provided, that any such action does not adversely affect the interests of Holders;

(p) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Regular Trustees, on behalf of the Trust; and

(q) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing.

The Regular Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Regular Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

Subject to this Section 3.6, the Regular Trustees shall have none of the powers or the authority of the Institutional Trustee set forth in Section 3.8.

Any expenses incurred by the Regular Trustees pursuant to this Section 3.6 shall be reimbursed by the Debenture Issuer.

SECTION 3.7 Prohibition of Actions by the Trust and the Trustees.

(a) The Trust shall not, and the Trustees (including the Institutional Trustee) shall not cause the Trust to, engage in any activity other than as required or authorized by this Declaration. In particular, the Trust shall not:

(i) invest any proceeds received by the Trust from holding the Debentures, but shall promptly distribute all such proceeds to Holders of Securities pursuant to the terms of this Declaration and of the Securities;

(ii) acquire any assets other than as expressly provided herein;

(iii) possess Trust property for other than a Trust purpose;

(iv) make any loans or incur any indebtedness;

(v) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Securities in any way whatsoever;

(vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Securities; or

(vii) other than as provided in this Declaration or Annex I, (A) direct the time, method and place of exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past Default that is waivable under the Indenture, (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable or (D) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

SECTION 3.8 Powers and Duties of the Institutional Trustee.

(a) The legal title to the Debentures shall be owned by and held of record in the name of the Institutional Trustee in trust for the benefit of the Holders of the Securities. The right, title and interest of the Institutional Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Institutional Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

(b) The Institutional Trustee shall not transfer its right, title and interest in the Debentures to the Regular Trustees or to the Delaware Trustee (if the Institutional Trustee does not also act as Delaware Trustee).

(c) The Institutional Trustee shall:

(i) establish and maintain a segregated non-interest bearing trust account (the "Institutional Trustee Account") in the name of and under the exclusive control of the Institutional Trustee on behalf of the Holders of the Securities and, upon the receipt of payments of funds made in respect of the Debentures held by the Institutional Trustee, deposit such funds into the Institutional Trustee Account and make payments to the Holders of the Capital Securities, via a Paying Agent, if applicable, and Holders of the Common Securities from the Institutional Trustee Account in accordance with Section 6.1. Funds in the Institutional Trustee Account shall be held uninvested until disbursed in accordance with this Declaration. The Institutional Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness assigned by a "nationally recognized statistical rating organization," as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, is at least equal to the rating assigned to the Capital Securities by a nationally recognized statistical rating organization;

(ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Capital Securities and the Common Securities to the extent the Debentures are redeemed or mature; and

(iii) upon written notice of distribution issued by the Regular Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropriate to effect the distribution of the Debentures to Holders of Securities upon the occurrence of certain Special Events or other specified circumstances pursuant to the terms of the Securities.

(d) The Institutional Trustee shall take all actions and perform such duties as may be specifically required of the Institutional Trustee pursuant to the terms of the Securities.

(e) Subject to Section 2.6, the Institutional Trustee shall take any Legal Action which arises out of or in connection with a Default of which a Responsible Officer of the Institutional Trustee has actual knowledge or the Institutional Trustee's duties and obligations under this Declaration or the Trust Indenture Act.

(f) The Institutional Trustee shall not resign as a Trustee unless either:

(i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders of Securities pursuant to the terms of the Securities; or

(ii) a Successor Institutional Trustee has been appointed and has accepted that appointment in accordance with Section 5.6.

(g) The Institutional Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if a Default actually known to a Responsible Officer of the Institutional Trustee occurs and is continuing, the Institutional Trustee shall, for the benefit of Holders of the Securities, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Securities, this Declaration, the Statutory Trust Act and the Trust Indenture Act.

(h) The Institutional Trustee may authorize one or more Persons (each, a "Paying Agent") to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all securities and any such Paying Agent shall comply with § 317(b) of the Trust Indenture Act. Any Paying Agent may be removed by the Institutional Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Institutional Trustee.

(i) Subject to this Section 3.8, the Institutional Trustee shall have none of the duties, liabilities, powers or the authority of the Regular Trustees set forth in Section 3.6.

The Institutional Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Institutional Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9 Certain Duties and Responsibilities of the Institutional Trustee.

(a) The Institutional Trustee, before the occurrence of any Default and after the curing of all Defaults that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and no implied covenants shall be read into this Declaration against the Institutional Trustee. In case a Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer of the Institutional Trustee has actual knowledge, the Institutional Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in the exercise of such rights and powers, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Declaration shall be construed to relieve the Institutional Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of a Default and after the curing or waiving of all such Defaults that may have occurred:

(A) the duties and obligations of the Institutional Trustee shall be determined solely by the express provisions of this Declaration and the Institutional Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration, and no implied covenants or obligations shall be read into this Declaration against the Institutional Trustee; and

(B) in the absence of bad faith on the part of the Institutional Trustee, the Institutional Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Institutional Trustee and conforming to the requirements of this Declaration; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Institutional Trustee, the Institutional Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Declaration;

(ii) the Institutional Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Institutional Trustee, unless it shall be proved that the Institutional Trustee was negligent in ascertaining the pertinent facts;

(iii) the Institutional Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under this Declaration;

(iv) no provision of this Declaration shall require the Institutional Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Institutional Trustee against such risk or liability is not reasonably assured to it;

(v) the Institutional Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Institutional Trustee Account shall be to deal with such property in a similar manner as the Institutional Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Institutional Trustee under this Declaration and the Trust Indenture Act;

(vi) the Institutional Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

(vii) the Institutional Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Sponsor. Money held by the Institutional Trustee need not be segregated from other funds held by it except in relation to the Institutional Trustee Account maintained by the Institutional Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

(viii) the Institutional Trustee shall not be responsible for monitoring the compliance by the Regular Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Institutional Trustee be liable for any default or misconduct of the Regular Trustees or the Sponsor.

SECTION 3.10 Certain Rights of Institutional Trustee.

(a) Subject to the provisions of Section 3.9:

(i) the Institutional Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii) any direction or act of the Sponsor or the Regular Trustees contemplated by this Declaration shall be sufficiently evidenced by an Officers' Certificate;

(iii) whenever in the administration of this Declaration, the Institutional Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Institutional Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Regular Trustees;

(iv) the Institutional Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

(v) the Institutional Trustee may consult with counsel or other experts and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees. The Institutional Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

(vi) the Institutional Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Institutional Trustee security and indemnity, reasonably satisfactory to the Institutional Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Institutional Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Institutional Trustee provided that nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Institutional Trustee, upon the occurrence of a Default, of its obligation to exercise the rights and powers vested in it by this Declaration;

(vii) the Institutional Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Institutional Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(viii) the Institutional Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Institutional Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(ix) any action taken by the Institutional Trustee or its agents hereunder shall bind the Trust and the Holders of the Securities, and the signature of the Institutional Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Institutional Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Institutional Trustee's or its agent's taking such action;

(x) whenever in the administration of this Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Institutional Trustee (i) may request instructions from the Holders of the Securities which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Institutional Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions; and

(xi) except as otherwise expressly provided by this Declaration, the Institutional Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration.

(b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Institutional Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Institutional Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Institutional Trustee shall be construed to be a duty.

SECTION 3.11 Delaware Trustee.

The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Regular Trustees or the Institutional Trustee. The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Act. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Declaration. The Delaware trustee shall have no liability for the acts or omissions of the Regular Trustees or the Institutional Trustee. The Delaware Trustee shall be entitled to all of the same rights, protections, indemnities and immunities under this Declaration and with respect to the Trust as the Institutional Trustee.

SECTION 3.12 Execution of Documents.

Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act, any Regular Trustee is authorized to execute on behalf of the Trust any documents that the Regular Trustees have the power and authority to execute pursuant to Section 3.6; provided, that the registration statement referred to in Section 3.6(b)(i), including any amendments thereto, shall be signed by all of the Regular Trustees.

SECTION 3.13 Not Responsible for Recitals or Issuance of Securities.

The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14 Duration of Trust.

The Trust, unless dissolved and terminated pursuant to the provisions of Article VIII hereof, shall have existence for sixty (60) years from the Closing Date.

SECTION 3.15 Mergers.

(a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described in Section 3.15(b) and (c).

(b) The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that:

(i) such successor entity (the "Successor Entity") either:

(A) expressly assumes all of the obligations of the Trust under the Securities; or

(B) substitutes for the Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

(ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Institutional Trustee in its capacity as the Holder of the Debentures;

(iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Securities are then listed or quoted;

(iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

(vi) such Successor Entity has a purpose identical to that of the Trust;

(vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the new entity); and

(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

(C) following such merger, consolidation, amalgamation or replacement, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes; and

(viii) the Sponsor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Capital Securities Guarantee.

(c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

ARTICLE IV
SPONSOR

SECTION 4.1 Sponsor's Purchase of Common Securities.

On the Closing Date, the Sponsor will purchase all of the Common Securities issued by the Trust at the same time as the Capital Securities are sold.

SECTION 4.2 Responsibilities of the Sponsor.

In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

(a) to prepare for filing by the Trust with the Commission a registration statement on Form S-3 or on another appropriate form, or a registration statement under Rule 462(b) of the Securities Act, including any pre-effective or post-effective amendments thereto, relating to the registration under the Securities Act of the Capital Securities;

(b) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

(c) to prepare for filing by the Trust an application to the New York Stock Exchange, any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Capital Securities;

(d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A, including any pre-effective or post-effective amendments thereto, relating to the registration of the Capital Securities under Section 12(b) of the Exchange Act, including any amendments thereto; and

(e) to negotiate the terms of the Underwriting Agreement providing for the sale of the Capital Securities.

ARTICLE V
TRUSTEES

SECTION 5.1 Number of Trustees.

The number of Trustees initially shall be five (5), and:

(a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

(b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities, provided, however, that the number of Trustees shall in no event be less than two (2); provided further that (1) one Trustee, in the case of a natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, shall be an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee"); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with the Sponsor (a "Regular Trustee"); and (3) one Trustee shall be the Institutional Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable requirements.

SECTION 5.2 Delaware Trustee.

If required by the Statutory Trust Act, the Delaware Trustee shall be:

(a) a natural person who is a resident of the State of Delaware; or

(b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided, that if the Institutional Trustee has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Institutional Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

SECTION 5.3 Institutional Trustee; Eligibility.

(a) There shall at all times be one Trustee that shall act as Institutional Trustee which shall:

(i) not be an Affiliate of the Sponsor;

(ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published; and

(iii) if the Trust is excluded from the definition of an Investment Company solely by means of Rule 3a-7 and to the extent Rule 3a-7 requires a trustee having certain qualifications to hold title to the "eligible assets" of the Trust, the Institutional Trustee shall possess those qualifications.

(b) If at any time the Institutional Trustee shall cease to be eligible to so act under Section 5.3(a), the Institutional Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

(c) If the Institutional Trustee has or shall acquire any "conflicting interest" within the meaning of § 310(b) of the Trust Indenture Act, the Institutional Trustee and the Holders of the Common Securities (as if such Holders were the obligor referred to in § 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of § 310(b) of the Trust Indenture Act.

(d) The Capital Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

(e) The initial Institutional Trustee shall be as set forth in Section 5.5 hereof.

SECTION 5.4 Qualifications of Regular Trustees and Delaware Trustee Generally.

Each Regular Trustee and the Delaware Trustee (unless the Institutional Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5 Initial Trustees; Additional Powers of Regular Trustees.

(a) The initial Regular Trustees shall be:

Saul Rosen
Eric Wentzel
John Gerspach

The initial Delaware Trustee shall be:

The Bank of New York (Delaware)
100 White Clay Center
Route 273
P. O. Box 6995
Newark, DE 19711
Attn: Corporate Trust Department

The initial Institutional Trustee shall be:

The Bank of New York
101 Barclay Street-8W
New York, New York 10286
Attn: Global Trust Administration

(b) Except as expressly set forth in this Declaration and except if a meeting of the Regular Trustees is called with respect to any matter over which the Regular Trustees have power to act, any power of the Regular Trustees may be exercised by, or with the consent of, any one such Regular Trustee.

(c) Unless otherwise determined by the Regular Trustees, and except as otherwise required by the Statutory Trust Act or applicable law, any Regular Trustee is authorized to execute on behalf of the Trust any documents which the Regular Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6, provided, that the registration statement referred to in Section 3.6, including any amendments thereto, shall be signed by all of the Regular Trustees; and

(d) a Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Regular Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 5.6 Appointment, Removal and Resignation of Trustees.

(a) Subject to Section 5.6(b), Trustees may be appointed or removed without cause at any time:

(i) until the issuance of any Securities, by written instrument executed by the Sponsor; and

(ii) in the case of the Regular Trustees, after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

(iii) in the case of the Institutional Trustee and the Delaware Trustee, unless a Default shall have occurred and be continuing after the issuance of any Securities, by a vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; and

(iv) in the case of the Institutional Trustee and the Delaware Trustee, if a Default shall have occurred and be continuing after the issuance of the Securities, by a vote of the Holders of a Majority in liquidation amount of the Capital Securities voting as a class at a meeting of the Holders of the Capital Securities.

(b) (i) The Trustee that acts as Institutional Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Institutional Trustee under Section 5.3 (a "Successor Institutional Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Institutional Trustee and delivered to the Regular Trustees and the Sponsor; and

(ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections 5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Regular Trustees and the Sponsor.

(c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resignation. Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:

(i) No such resignation of the Trustee that acts as the Institutional Trustee shall be effective:

(A) until a Successor Institutional Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Institutional Trustee and delivered to the Trust, the Sponsor and the resigning Institutional Trustee; or

(B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the holders of the Securities; and

(ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

(d) The Holders of the Common Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Institutional Trustee as the case may be if the Institutional Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

(e) If no Successor Institutional Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 5.6 within 60 days after delivery to the Sponsor and the Trust of an instrument of resignation, the resigning Institutional Trustee or Delaware Trustee, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Institutional Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

(f) No Institutional Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Institutional Trustee or Successor Delaware Trustee, as the case may be.

SECTION 5.7 Vacancies among Trustees.

If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Regular Trustees or, if there are more than two, a majority of the Regular Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8 Effect of Vacancies.

The death, resignation, retirement, removal, bankruptcy, dissolution, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with Section 5.6, the Regular Trustees in office, regardless of their number, shall have all the powers granted to the Regular Trustees and shall discharge all the duties imposed upon the Regular Trustees by this Declaration.

SECTION 5.9 Meetings.

If there is more than one Regular Trustee, meetings of the Regular Trustees shall be held from time to time upon the call of any Regular Trustee. Regular meetings of the Regular Trustees may be held at a time and place fixed by resolution of the Regular Trustees. Notice of any in-person meetings of the Regular Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 48 hours before such meeting. Notice of any telephonic meetings of the Regular Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of a Regular Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Regular Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Regular Trustees may be taken at a meeting by vote of a majority of the Regular Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum is present, or without a meeting by the unanimous written consent of the Regular Trustees. In the event there is only one Regular Trustee, any and all action of such Regular Trustee shall be evidenced by a written consent of such Regular Trustee.

SECTION 5.10 Delegation of Power.

(a) Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b) the Regular Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Institutional Trustee or the Delaware Trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Institutional Trustee or the Delaware Trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Institutional Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Institutional Trustee or the Delaware Trustee, as the case may be, hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

ARTICLE VI
DISTRIBUTIONS

SECTION 6.1 Distributions.

Holders shall receive Distributions (as defined below) in accordance with the applicable terms of the relevant Holder's Securities. Distributions shall be made on the Capital Securities and the Common Securities in accordance with the preferences set forth in their respective terms. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest (as defined in the Indenture), Additional Interest (as defined in the Indenture)) and Additional Amounts, premium and/or principal on the Debentures held by the Institutional Trustee (the amount of any such payment being a "Payment Amount"), the Institutional Trustee shall and is directed to make a distribution (a "Distribution") of the Payment Amount to Holders via the Paying Agent.

ARTICLE VII
ISSUANCE OF SECURITIES

SECTION 7.1 General Provisions Regarding Securities.

(a) The Regular Trustees shall on behalf of the Trust issue one class of capital securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Capital Securities") and one class of common securities representing undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Common Securities"). The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

(b) The Certificates shall be signed on behalf of the Trust by a Regular Trustee. Such signature shall be the manual or facsimile signature of any present or any future Regular Trustee. In case any Regular Trustee of the Trust who shall have signed any of the Securities shall cease to be such Regular Trustee before the Certificates so signed shall be delivered by the Trust, such Certificates nevertheless may be delivered as though the person who signed such Certificates had not ceased to be such Regular Trustee; and any Certificate may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Regular Trustees of the Trust, although at the date of the execution and delivery of the Declaration any such person was not such a Regular Trustee. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation of any stock exchange on which Securities may be listed, or to conform to usage.

(c) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

(d) Upon issuance of the Securities as provided in this Declaration, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

(e) Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

ARTICLE VIII
TERMINATION OF TRUST

SECTION 8.1 Termination of Trust.

(a) The Trust shall terminate:

(i) upon the bankruptcy of any Holder of the Common Securities or the Sponsor;

(ii) upon the filing of a certificate of dissolution or its equivalent with respect to any Holder of the Common Securities or the Sponsor; the filing of a certificate of cancellation with respect to the Trust or the revocation of the Holder of the Common Securities or the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iii) upon the entry of a decree of judicial dissolution of any Holder of the Common Securities, the Sponsor or the Trust;

(iv) Subject to obtaining any required regulatory approval, when all of the Securities have been called for redemption and the amounts necessary for redemption thereof have been paid to the Holders in accordance with the terms of the Securities;

(v) Subject to obtaining any required regulatory approval, when the Trust shall have been dissolved in accordance with the terms of the Securities upon election by the Sponsor of its right to terminate the Trust and distribute all of the Debentures to the Holders of Securities in exchange for all of the Securities and all of the Debentures shall have been distributed to the Holders of Securities in accordance with such election;

(vi) before the issuance of any Securities, with the consent of all of the Regular Trustees and the Sponsor; or

(vii) upon the expiration of the term of the Trust set forth in Section 3.14.

(b) As soon as is practicable after the occurrence of an event referred to in Section 8.1(a), and after satisfaction of liabilities to creditors of the Trust as required by applicable law, including Section 3808 of the Statutory Trust Act, and subject to the terms set forth in Annex I, the Delaware Trustee, when notified in writing of the completion of the winding up of the Trust in accordance with the Statutory Trust Act, shall terminate the Trust by filing, at the expense of the Sponsor, a certificate of cancellation with the Secretary of State of the State of Delaware.

(c) The provisions of Section 3.9 and Article X shall survive the termination of the Trust.

ARTICLE IX
TRANSFER OF INTERESTS

SECTION 9.1 Transfer of Securities.

(a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

(b) Subject to this Article IX, Capital Securities shall be freely transferable.

(c) Subject to this Article IX, the Sponsor and any Related Party may only transfer Common Securities to the Sponsor or a Related Party of the Sponsor; provided, that any such transfer is subject to the condition precedent that the transferor obtain the written opinion of nationally recognized independent counsel experienced in such matters that such transfer would not cause more than an insubstantial risk that:

(i) the Trust would not be classified for United States federal income tax purposes as a grantor trust; and

(ii) the Trust would be an Investment Company or the transferee would become an Investment Company.

SECTION 9.2 Transfer of Certificates.

The Regular Trustees shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Regular Trustees may require) in respect of any tax or other government charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Certificate, the Regular Trustees shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Regular Trustees duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer shall be canceled by the Regular Trustees. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.3 Deemed Security Holders.

The Trustees may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole holder of such Certificate and of the Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4 Book Entry Interests.

Unless otherwise specified in the terms of the Capital Securities, the Capital Securities Certificates, on original issuance, will be issued in the form of fully registered, global Capital Security Certificates (each a "Global Certificate"), to be delivered to each of Clearstream, Euroclear and DTC, each, an initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and The Bank of New York Depository (Nominees) Limited, the nominee for each of Clearstream and Euroclear, and no Capital Security Beneficial Owner will receive a definitive Capital Security Certificate representing such Capital Security Beneficial Owner's interests in such Global Certificates, except as provided in Section 9.7. Unless and until definitive, fully registered Capital Security Certificates (the "Definitive Capital Security Certificates") have been issued to the Capital Security Beneficial Owners pursuant to Section 9.7:

(a) the provisions of this Section 9.4 shall be in full force and effect;

(b) the Trust and the Trustees shall be entitled to deal with the Clearing Agencies for all purposes of this Declaration (including the payment of Distributions on the Global Certificates and receiving approvals, votes or consents hereunder) as the Holder of the Capital Securities and the sole holders of the Global Certificates and shall have no obligation to the Capital Security Beneficial Owners;

(c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this Section 9.4 shall control; and

(d) the rights of the Capital Security Beneficial Owners shall be exercised only through the Clearing Agencies and shall be limited to those established by law and agreements between such Capital Security Beneficial Owners and the Clearing Agencies and/or the Clearing Agency Participants and receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. Each of Clearstream, Euroclear and DTC will make book entry transfers among the Clearing Agency Participants.

SECTION 9.5 Notices to Clearing Agency.

Whenever a notice or other communication to the Capital Security Holders is required under this Declaration, unless and until Definitive Capital Security Certificates shall have been issued to the Capital Security Beneficial Owners pursuant to Section 9.7, the Regular Trustees shall give all such notices and communications specified herein to be given to the Capital Security Holders to the Clearing Agencies, and shall have no notice obligations to the Capital Security Beneficial Owners.

SECTION 9.6 Appointment of Successor Clearing Agency.

If any Clearing Agency elects to discontinue its services as a securities depositary with respect to the Capital Securities, the Regular Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Capital Securities.

SECTION 9.7 Definitive Capital Security Certificates.

If:

(a) a Clearing Agency elects to discontinue its services as a securities depositary with respect to the Capital Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 9.6; or

(b) at any time DTC ceases to be a Clearing Agency registered under Section 17A of the Exchange Act; or

(c) the Regular Trustees elect, upon the occurrence of change (including any prospective changes in the taxation laws or associated regulations of the United States and after consultation with the Sponsor), to terminate the book entry system through the Clearing Agencies with respect to the Capital Securities, then:

(d) Definitive Capital Security Certificates shall be prepared by the Regular Trustees on behalf of the Trust with respect to such Capital Securities; and

(e) upon surrender of the Global Certificates by the Clearing Agencies, accompanied by registration instructions, the Regular Trustees shall cause Definitive Certificates to be delivered to Capital Security Beneficial Owners in accordance with the instructions of the Clearing Agencies. Neither the Trustees nor the Trust shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on and shall be protected in relying on, said instructions of the Clearing Agencies. The Definitive Capital Security Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Regular Trustees, as evidenced by their execution thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements as the Regular Trustees may deem appropriate, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Capital Securities may be listed, or to conform to usage.

SECTION 9.8 Mutilated, Destroyed, Lost or Stolen Certificates.

If:

(a) any mutilated Certificates should be surrendered to the Regular Trustees, or if the Regular Trustees shall receive evidence to their satisfaction of the destruction, loss or theft of any Certificate; and

(b) there shall be delivered to the Regular Trustees such security or indemnity as may be required by them to keep each of them harmless.

then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, any Regular Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 9.8, the Regular Trustees may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

ARTICLE X
LIMITATION OF LIABILITY OF HOLDERS OF
SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1 Liability.

(a) Except as expressly set forth in this Declaration, the Capital Securities Guarantee and the terms of the Securities, the Sponsor shall not be:

(i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders of the Securities which shall be made solely from assets of the Trust; and

(ii) required to pay to the Trust or to any Holder of Securities any deficit upon dissolution of the Trust or otherwise.

(b) The Holder of the Common Securities shall be liable for all of the debts and obligations of the Trust (other than with respect to the Securities) to the extent not satisfied out of the Trust's assets.

(c) Pursuant to § 3803(a) of the Statutory Trust Act, the Holders of the Capital Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2 Exculpation.

(a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

(b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

SECTION 10.3 Fiduciary Duty.

(a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Institutional Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between any Covered Persons; or

(ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

(c) Whenever in this Declaration an Indemnified Person is permitted or required to make a decision:

(i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declaration or by applicable law.

SECTION 10.4 Indemnification.

(a) (i) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(ii) The Debenture Issuer shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(iv) Any indemnification under paragraphs (i) and (ii) of this Section 10.4(a) (unless ordered by a court) shall be made by the Debenture Issuer only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Regular Trustees by a majority vote of a quorum consisting of such Regular Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

(v) Expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Regular Trustees by a majority vote of a quorum of disinterested Regular Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Regular Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Regular Trustees, counsel or the Common Security Holder at the time such determination is made, such Company Indemnified Person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Regular Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

(vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Debenture Issuer or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 10.4(a) shall be deemed to be provided by a contract between the Debenture Issuer and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

(vii) The Debenture Issuer may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

(viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had continued.

(ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The Debenture Issuer agrees to indemnify the (i) Institutional Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Institutional Trustee and the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Institutional Trustee and the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration or the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the resignation or removal of the Institutional Trustee or the Delaware Trustee, as the case may be, and the satisfaction and discharge of this Declaration.

SECTION 10.5 Outside Businesses.

Any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Institutional Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Institutional Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Covered Person, the Delaware Trustee and the Institutional Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

ARTICLE XI
ACCOUNTING

SECTION 11.1 Fiscal Year.

The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2 Certain Accounting Matters.

(a) At all times during the existence of the Trust, the Regular Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail, each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Regular Trustees.

(b) The Regular Trustees shall cause to be prepared and delivered to each of the Holders of Securities, to the extent, if any, required by the Trust Indenture Act, within 90 days after the end of each Fiscal Year of the Trust, annual financial statements of the Trust, including a balance sheet of the Trust as of the end of such Fiscal Year, and the related statements of income or loss;

(c) The Regular Trustees shall cause to be duly prepared and delivered to each of the Holders of Securities, any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Regular Trustees shall endeavor to deliver all such statements within 30 days after the end of each Fiscal Year of the Trust.

(d) The Regular Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States federal income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns required to be filed by the Regular Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3 Banking.

The Trust shall maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of funds in respect of the Debentures held by the Institutional Trustee shall be made directly to the Institutional Trustee Account and no other funds of the Trust shall be deposited in the Institutional Trustee Account. The sole signatories for such accounts shall be designated by the Regular Trustees; provided, however, that the Institutional Trustee shall designate the signatories for the Institutional Trustee Account.

SECTION 11.4 Withholding.

The Trust and the Regular Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Regular Trustees shall file required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Holder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Holder. In the event of any claimed overwithholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.

ARTICLE XII
AMENDMENTS AND MEETINGS

SECTION 12.1 Amendments.

(a) Except as otherwise provided in this Declaration or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

(i) the Regular Trustees (or, if there are more than two Regular Trustees a majority of the Regular Trustees);

(ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Institutional Trustee, the Institutional Trustee; and

(iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee;

(b) no amendment shall be made, and any such purported amendment shall be void and ineffective:

(i) unless, in the case of any proposed amendment, the Institutional Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

(ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Institutional Trustee, the Institutional Trustee shall have first received:

(A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

(B) an opinion of counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

(iii) to the extent the result of such amendment would be to:

(A) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

(B) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act; or

(C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act;

(c) at such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder of Securities may be effected only with such additional requirements as may be set forth in the terms of such Securities;

(d) Section 9.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders of the Securities;

(e) Article IV shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities and;

(f) the rights of the Holders of the Common Securities under Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities; and

(g) subject to Section 12.1(c), this Declaration may be amended without the consent of the Holders of the Securities to:

(i) cure any ambiguity;

(ii) correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

(iii) add to the covenants, restrictions or obligations of the Sponsor;

(iv) to conform to any change in Rule 3a-5 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the right, preferences or privileges of the Holders; and

(v) to modify, eliminate and add to any provision of the Declaration to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

SECTION 12.2 Meetings of the Holders of Securities; Action by Written Consent.

(a) Meetings of the Holders of any class of Securities may be called at any time by the Regular Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Regular Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of Securities representing at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Regular Trustees one or more calls in a writing stating that the signing Holders of Securities wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders of Securities calling a meeting shall specify in writing the Security Certificates held by the Holders of Securities exercising the right to call a meeting and only those Securities specified shall be counted for purposes of determining whether the required percentage set forth in the second sentence of this paragraph has been met.

(b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders of Securities:

(i) notice of any such meeting shall be given to all the Holders of Securities having a right to vote thereat at least 7 days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders of Securities is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders of Securities. Any action that may be taken at a meeting of the Holders of Securities may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders of Securities owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders of Securities having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Holders of Securities entitled to vote who have not consented in writing. The Regular Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Regular Trustees;

(ii) each Holder of a Security may authorize any Person to act for it by proxy on all matters in which a Holder of Securities is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder of Securities executing it. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders of the Securities were stockholders of a Delaware corporation;

(iii) each meeting of the Holders of the Securities shall be conducted by the Regular Trustees or by such other Person that the Regular Trustees may designate; and

(iv) unless the Statutory Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed or trading, otherwise provides, the Regular Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders of Securities, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders of Securities, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

ARTICLE XIII

REPRESENTATIONS OF INSTITUTIONAL TRUSTEE

AND DELAWARE TRUSTEE

SECTION 13.1 Representations and Warranties of Institutional Trustee.

The Trustee that acts as initial Institutional Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Institutional Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Institutional Trustee's acceptance of its appointment as Institutional Trustee that:

(a) the Institutional Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

(b) the execution, delivery and performance by the Institutional Trustee of the Declaration has been duly authorized by all necessary corporate action on the part of the Institutional Trustee. The Declaration has been duly executed and delivered by the Institutional Trustee, and it constitutes a legal, valid and binding obligation of the Institutional Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of the Declaration by the Institutional Trustee does not conflict with or constitute a breach of the Articles of Organization or By-laws of the Institutional Trustee; and

(d) no consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Institutional Trustee, of the Declaration.

SECTION 13.2 Representations and Warranties of Delaware Trustee.

The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

(a) The Delaware Trustee is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware, with trust power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration.

(b) The Delaware Trustee has been authorized to perform its obligations under the Certificate of Trust and the Declaration. The Declaration under Delaware law constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(c) No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of the Declaration.

(d) The Delaware Trustee is an entity which maintains its principal place of business in the State of Delaware.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.1 Notices.

All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

(a) if given to the Trust, in care of the Regular Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders of the Securities):

Citigroup Capital XVIII
c/o Citigroup Inc.
153 East 53rd Street
New York, NY 10043
Attention: Eric Wentzel

(b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders of the Securities):

The Bank of New York (Delaware)
100 White Clay Center
Route 273
P. O. Box 6995
Newark, DE 19711
Attention: Corporate Trust Department

(c) if given to the Institutional Trustee, at the mailing address set forth below (or such other address as the Institutional Trustee may give notice of to the Holders of the Securities):

The Bank of New York
101 Barclay Street-8W
New York, New York 10286
Attention: Global Trust Administration

(d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice of to the Trust):

Citigroup Inc.
153 East 53rd Street
New York, NY 10043
Attention: Charles E. Wainhouse

(e) if given to any other Holder, at the address set forth on the books and records of the Trust.

All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 14.2 Governing Law.

This Declaration and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

SECTION 14.3 Intention of the Parties.

It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 14.4 Headings.

Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 14.5 Successors and Assigns.

Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 14.6 Partial Enforceability.

If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 14.7 Counterparts.

This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ John Gerspach
Name: John Gerspach
Title: Regular Trustee

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

THE BANK OF NEW YORK, as Institutional Trustee

By:	/s/ James D. Heaney
Name: James D. Heaney
Title: Vice President

CITIGROUP INC., as Sponsor

By:	/s/ Charles E. Wainhouse
Name: Charles E. Wainhouse
Title: Assistant Treasurer

ANNEX I

TERMS OF

6.829% FIXED RATE/FLOATING RATE CAPITAL SECURITIES
6.829% FIXED RATE/FLOATING RATE COMMON SECURITIES

Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of June 28, 2007 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities and the Common Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Prospectus referred to below):

1. Designation and Number.

(a) Capital Securities. 500,000 Capital Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of FIVE HUNDRED MILLION POUNDS STERLING (£500,000,000), and a liquidation amount with respect to the assets of the Trust of £1,000 per capital security, are hereby designated for the purposes of identification only as "6.829% Fixed Rate/Floating Rate Capital Securities" (the "Capital Securities"). The Capital Security Certificates evidencing the Capital Securities shall be substantially in the form of Exhibit A-1 and Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any stock exchange on which the Capital Securities are listed.

(b) Common Securities. 50 Common Securities of the Trust with an aggregate liquidation amount with respect to the assets of the Trust of FIFTY THOUSAND POUNDS STERLING (£50,000), and a liquidation amount with respect to the assets of the Trust of £1,000 per common security, are hereby designated for the purposes of identification only as "6.829% Fixed Rate/Floating Rate Common Securities" (the "Common Securities"). The Common Security Certificates evidencing the Common Securities shall be substantially in the form of Exhibit A-3 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

2. Distributions.

(a) Distributions on the Securities will be cumulative, and will be payable until redemption on the stated liquidation amount of £1,000 per Security (i) from the date hereof to but excluding June 28, 2017 at an annual rate of 6.829% payable semi-annually in arrears in equal installments on June 28 and December 28 of each year, beginning on December 28, 2007 (the "First Coupon Rate"), (ii) from and including June 28, 2017 to but excluding June 28, 2037, at an annual rate equal to Three-Month Sterling LIBOR plus 0.8875%, payable quarterly in arrears on March 28, June 28, September 28 and December 28 of each year, beginning on September 28, 2017 (the "Second Coupon Rate") and (iii) from and including June 28, 2037, at an annual rate equal to Three-Month Sterling LIBOR plus 1.8875%, payable quarterly in arrears on March 28, June 28, September 28 and December 28 of each year beginning on September 28, 2037 (the "Third Coupon Rate", and together with the First Coupon Rate and the Second Coupon Rate, the "Coupon Rate"), such rates being the rates of interest payable on the Debentures to be held by the Institutional Trustee. Distributions in arrears beyond the first date such Distributions are payable (or would be payable, if not for any Extension Period (as defined below) or default by the Debenture Issuer on the Debentures) will bear interest thereon compounded quarterly or semi-annually, as applicable, at the then applicable Coupon Rate (to the extent permitted by applicable law). A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. The amount of Distributions payable for any period ending on or prior to June 28, 2017 that is not a full semi-annual interest period will be computed on the basis of the actual number of days from and including the date on which the interest begins to accrue during the relevant period to but excluding the scheduled date on which the interest is payable, divided by the product of (a) the actual number of days in the relevant interest period and (b) two. The amount of interest payable for any interest period commencing on or after June 28, 2017 will be computed on the basis of a 365-day year, or, in the case of a leap-year, a 366-day year, and the actual number of days elapsed.

(b) When, as and if available for payment, Distributions will be made by the Institutional Trustee, except as otherwise described below. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for a period not exceeding 10 consecutive years (each an "Extension Period"), during which Extension Period no interest shall be due and payable on the Debentures, provided, that no Extension Period may extend beyond the date of maturity of the Debentures. As a consequence of the Debenture Issuer's extension of the interest payment period, Distributions will also be deferred. Despite such deferral, Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the then applicable Coupon Rate compounded quarterly or semi-annually, as applicable, during any such Extension Period. In the event that the Debenture Issuer exercises its right to extend the interest payment period, then (a) the Debenture Issuer and any subsidiary of the Debenture Issuer shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) purchases, redemptions or other acquisitions of shares of capital stock of the Debenture Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) purchases of shares of common stock of the Debenture Issuer pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan (iii) as a result of an exchange or conversion of any class or series of the Debenture Issuer's capital stock for any other class or series of the Debenture Issuer's capital stock, (iv) the purchase of fractional interests in shares of the Debenture Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), or (v) the purchase of Debenture Issuer's capital stock in connection with the distribution thereof; and (b) the Debenture Issuer and any subsidiary of the Debenture Issuer will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by the Debenture Issuer that rank pari passu with or junior to the Debentures (other than (i) any payment of current or deferred interest on securities that rank pari passu with the Debentures that is made pro rata to the amounts due on such securities (including the Debentures), provided that any such payments of deferred interest are made in accordance with the Alternative Payment Mechanism (as defined below), (ii) any payments of deferred interest on securities that rank pari passu with the Debentures that, if not made, would give rise to an event of default permitting acceleration of such securities or (iii) any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same). The foregoing, however, will not apply to any stock dividends paid by the Debenture Issuer where the dividend stock is the same stock as that on which the dividend is being paid. In addition, the Debenture Issuer may pay current interest at any time with cash from any source. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive years; provided further, that no Extension Period may extend beyond the maturity of the Debentures. Payments of deferred Distributions and accrued interest thereon will be payable to Holders as they appear on the books and records of the Trust on the first record date before the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements. The Regular Trustees will give notice to each Holder of any Extension Period upon their receipt of notice thereof from the Debenture Issuer.

(c) If the Debenture Issuer does not pay all accrued and unpaid interest on the Debentures for a period of five consecutive years or if the Debenture Issuer pays current interest on the Debentures during an Extension Period, it will be subject to the "Alternative Payment Mechanism," whereby the Debenture Issuer will be obliged to continuously use its commercially reasonable efforts to sell shares of its common stock (including treasury shares). The Debenture Issuer will notify the Board of Governors of the Federal Reserve Bank and the Federal Reserve Bank of New York, or its successor as the Debenture Issuer’s primary federal banking regulator (collectively, the “Federal Reserve”) (1) of the commencement of any Extension Period, (2) of the fifth anniversary of the commencement of an Extension period or earlier payment of current interest on the Debentures during an Extension Period and (3) of its intention to sell shares of its common stock and/or Qualified Warrants (as defined below) and to apply the net proceeds from such sale to pay deferred interest on the Debentures at least 25 Business Days in advance of the relevant payment date (or such longer period as may be required by the Federal Reserve or by other supervisory action). The Debenture Issuer may pay accrued and unpaid interest on the Debentures on or prior to the next interest payment date using only the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) of such sales received by the Debenture Issuer during the 180-day period prior to that interest payment date, except that the Debenture Issuer may pay accrued and unpaid interest on the Debentures with cash from any source (i) upon the maturity of the Debentures, (ii) during the occurrence and continuation of a Supervisory Event (as defined in the Indenture) or (iii) if an Event of Default and Acceleration under the Indenture shall have occurred and be continuing. Corresponding Distributions will be made on the Securities. If (1) a Supervisory Event or (2) a Market Disruption Event (as defined in the Indenture) shall have occurred and be continuing; then the Debenture Issuer will be excused from its obligation to use its commercially reasonable efforts to sell its common stock and apply the net proceeds of such sale to pay accrued and unpaid interest on the Debentures. During the occurrence of a Supervisory Event, the Debenture Issuer will, no later than 30 Business Days prior to each interest payment date, notify the Federal Reserve of its intention to both (1) issue or sell shares of common stock and (2) to apply the net proceeds from such sale to pay deferred interest on the Debentures, and shall only take any such actions if the Federal Reserve does not disapprove of any such actions within ten (10) Business Days after the Debenture Issuer gives such notice to the Federal Reserve. The obligation of the Debenture Issuer to use commercially reasonable efforts to sell its common stock and apply the net proceeds of such sale to pay accrued and unpaid interest on the Debentures shall resume at such time as no Market Disruption Event or Supervisory Event exists or is continuing. The Debenture Issuer is not permitted to sell shares of common stock in excess of a number of shares of common stock which at June 28, 2007 is equal to 55,000,000 (the "Share Cap Amount"), for the purpose of satisfying the Alternative Payment Mechanism or otherwise paying deferred interest on the Debentures then outstanding. If the issued and outstanding shares of common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Share Cap Amount shall be correspondingly adjusted. The Debenture Issuer shall increase the Share Cap Amount (including through the increase of its authorized share capital, if necessary) to an amount that would allow the Debenture Issuer to raise sufficient proceeds to satisfy its obligations to pay deferred interest in full at the end of the first year of an Extension Period (and on each subsequent anniversary of the end of the first year of an Extension Period to the extent that an Extension Period would last more than one year), if the then-current Share Cap Amount would not allow the Debenture Issuer to raise sufficient proceeds to satisfy its obligations to pay deferred interest (including compounded interest to that date) assuming a price per share equal to the average trading price of the Debenture Issuer's common shares over the ten-trading-day period preceding such date; provided that the Debenture Issuer will not be obligated to increase the Share Cap Amount above 180,000,000 shares. Until the tenth anniversary of the commencement of an Extension Period, a Default will occur if the Debenture Issuer does not increase the Share Cap Amount to an amount that is greater than 55,000,000 shares when required to do so as described above; provided that no Default will occur if the Debenture Issuer has increased the share cap amount to 180,000,000 shares. The Debenture Issuer will not be obligated to issue common stock prior to the fifth anniversary of the commencement of an Extension Period if the gross proceeds of any issuance of common stock and Qualified Warrants applied to pay deferred interest on the Debentures pursuant to the Alternative Payment Mechanism, together with the gross proceeds of all prior issuances of common stock and Qualified Warrants applied since the commencement of the Extension Period, would exceed an amount equal to 2% of the product of (1) the average of the Current Stock Market Prices (as defined in the Indenture) of the Debenture Issuer's common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance by the Debenture Issuer of common stock applied to pay deferred interest on the Debentures pursuant to the Alternative Payment Mechanism and (2) the total number of issued and outstanding shares of the Debenture Issuer's common stock as of the date of the Debenture Issuer's publicly available consolidated financial statements (the “APM Maximum Obligation”). Once the Debenture Issuer reaches the APM Maximum Obligation for an Extension Period, the Debenture Issuer will not be obligated to issue more common stock or Qualified Warrants in satisfaction of the Alternative Payment Mechanism prior to the fifth anniversary of the commencement of an Extension Period even if the Current Stock Market Price of the Debenture Issuer's common stock or the number of outstanding shares of its common stock subsequently increase. The APM Maximum Obligation will cease to apply following the fifth anniversary of the commencement of an Extension Period, at which point the Debenture Issuer must repay any deferred interest, regardless of the time at which it was deferred, using proceeds from sales of the Debenture Issuer's common stock, including treasury shares, subject to any Market Disruption Event, Supervisory Event, and the Share Cap Amount. If the APM Maximum Obligation has been reached during an Extension Period and the Debenture Issuer subsequently repays all deferred interest, the APM Maximum Obligation will cease to apply at the termination of such Extension Period and will not apply again unless and until the Debenture Issuer starts a new Extension Period. "Qualified Warrants" means warrants for the Debenture Issuer's common stock on their date of issuance that (1) have an exercise price greater than the Current Stock Market Price of the Debenture Issuer's common stock, and (2) the Debenture Issuer is not entitled to redeem for cash and the holders are not entitled to require the Debenture Issuer to repurchase for cash in any circumstances.

(d) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates. While the Capital Securities remain in book-entry only form, the relevant record dates shall be one Business Day prior to the relevant payment dates which payment dates shall correspond to the interest payment dates on the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Capital Securities will be made as described under the heading "Description of the Capital Securities -- Book-Entry Only Issuance" in the Prospectus dated June 22, 2007 (the "Prospectus"), of the Trust included in the Registration Statement on Form S-3 of the Sponsor, the Trust and certain other statutory trusts. The relevant record dates for the Common Securities shall be the same record date as for the Capital Securities. If the Capital Securities shall not continue to remain in book-entry only form, the relevant record dates for the Capital Securities shall conform to the rules of any securities exchange on which the securities are listed and, if none, shall be selected by the Regular Trustees, which payment dates shall correspond to the interest payment dates on the Debentures. Distributions payable on any Securities that are not punctually paid on any Distribution payment date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Person in whose name such Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on or prior to June 28, 2017 on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that any date on or after June 28, 2017 on which Distributions are payable on the Securities is not a Business Day, then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

(e) The currency for payment for the Securities is Sterling and so long as interests in the Capital Securities are held through Euroclear or Clearstream, all payments in respect of such Capital Securities will be made in Sterling. However, when interests in the Capital Securities are held through DTC, all payments in respect of such DTC Capital Securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC Capital Securities elects to receive payment in Sterling. As determined by the exchange agent under the terms of the Agency Agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC Capital Securities will be equal to the amount of the Sterling/U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC Capital Securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the Agency Agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in Sterling to the account or accounts specified by DTC to the exchange agent. Notwithstanding the above, a holder of a beneficial interest in the DTC Capital Securities may elect to receive payments under such DTC Capital Securities in Sterling by notifying the DTC participant through which its DTC Capital Securities are held on or prior to the applicable record date of (1) such investor’s election to receive all or a portion of such payment in Sterling and (2) wire instructions to a relevant foreign currency account outside the United States. For purposes of this Section 2(e) only, the DTC record date for election to receive payments under the DTC Capital Securities in Sterling will be the eighth New York Business Day prior to the relevant date for payment of distributions. DTC must be notified of such election and wire transfer instructions on or prior to the third New York Business Day after such DTC record date for any payment of distributions and on or prior to the twelfth day prior to the payment of principal on the Capital Securities. DTC will notify the Paying Agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York Business Day after such DTC record date for any payment of distributions and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal on the Capital Securities. No election to receive payments under the DTC Capital Securities in Sterling may be made except according to the procedures outlined above and once such election has been properly made it is irrevocable. For purposes of this paragraph, “New York Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

(f) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders of the Securities.

(g) The Trust will pay or procure the payment of additional amounts (the "Additional Amounts") to the beneficial owner of any Capital Security that is a Non-United States person in order to ensure that every Net Payment on such Capital Security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable; provided that payment of such Additional Amounts shall be subject to the Trust's receipt of interest on the Debentures for such purpose. The Trust will not be required to pay Additional Amounts, however, in any of the following circumstances:

(1) Additional amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner: (i) having a relationship with the United States as a citizen, resident or otherwise; (ii) having had such a relationship in the past; or (iii) being considered as having had such a relationship.

(2) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner: (i) being treated as present in or engaged in a trade or business in the United States; (ii) being treated as having been present in or engaged in a trade or business in the United States in the past; or (iii) having or having had a permanent establishment in the United States.

(3) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Code): personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization, passive foreign investment company, controlled foreign corporation; or corporation which has accumulated earnings to avoid United States federal income tax.

(4) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a Capital Security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5) Additional Amounts will not be payable to any beneficial owner of a Capital Security that is a: fiduciary, partnership, limited liability company, or other fiscally transparent entity or that is not the sole beneficial owner of the Capital Security, or any portion of the Capital Security; provided, however, this exception to the obligation to pay Additional Amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements; provided, however that this exception to the obligation to pay Additional Amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a Capital Security by Citigroup or a Paying Agent.

(8) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a Capital Security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any: estate tax, inheritance tax, gift tax, sales tax, excise tax, transfer tax, wealth tax, personal property tax or any similar tax, assessment, withholding, deduction or other governmental charge.

(11) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on a Capital Security if such payment can be made without such withholding by any other Paying Agent.

(12) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive.

(13) Additional Amounts will not be payable if a payment on a Capital Security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this Section 2(g), the Trust will not be required to make or procure any payment of any tax, assessment or other governmental or a political subdivision or taxing authority of such government. For purposes of this Section 2(g), "United States" means the United States of America, including the states of the United States of America and the District of Columbia, but excluding the territories and possessions.

3. Liquidation Distribution Upon Dissolution.

(a) In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust, the Holders of the Securities on the date of the dissolution, winding-up or termination, as the case may be, will be entitled to receive out of the assets of the Trust available for distribution to Holders of Securities after satisfaction of liabilities of creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of £1,000 per Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, winding-up or termination, Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate equal to the then applicable Coupon Rate, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on, such Securities outstanding at such time, have been distributed on a Pro Rata basis to the Holders of the Securities in exchange for such Securities. Prior to any such Liquidation Distribution, the Debenture Issuer will obtain any required regulatory approval.

(b) If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

4. Redemption and Distribution.

(a) Upon the repayment of the Debentures, whether at maturity or upon redemption (either at the option of the Debenture Issuer or pursuant to a Special Event as described below), the proceeds from such repayment or payment shall be simultaneously applied to redeem Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so repaid or redeemed. Holders shall be given not less than 30 nor more than 60 days' notice of such redemption. Prior to any such redemption, the Debenture Issuer will obtain any required regulatory approval.

(b) Subject to obtaining any required regulatory approval, Citigroup shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash (i) at any time prior to June 28, 2017 and (ii) on any quarterly distribution date on or after June 28, 2017. Subject to obtaining any required regulatory approval, if, at any time, a Tax Event, an Investment Company Event, a Rating Agency Event, a Regulatory Capital Event or an Additional Amounts Event (each as defined below, and each a "Special Event") shall occur and be continuing, Citigroup shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event. Following a redemption pursuant to clauses (i) and (ii) above, and following a redemption pursuant to an Investment Company Event, a Regulatory Capital Event or an Additional Amounts Event, Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at a redemption price of £1,000 per Security plus an amount equal to accrued and unpaid Distributions thereon at the date of the redemption, payable in cash (the "Base Redemption Price"). Following a redemption pursuant to a Tax Event or Rating Agency Event, Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Debentures so redeemed shall be redeemed by the Trust at the Make-Whole Amount (the "Make-Whole Amount Redemption Price" and, together with the Base Redemption Price, the "Redemption Price"); provided, however, that if at the time there is available to Citigroup or the Trust the opportunity to eliminate, within such 90-day period, a Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, Citigroup or the holders of the Securities, then Citigroup or the Trust will pursue such measure in lieu of redemption.

"Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Tax Event Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of the Prospectus), in either case after the date of the Prospectus, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures would not be deductible, in whole or in part, by the Debenture Issuer for United States federal income tax purposes.

"Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act (an "Investment Company Event Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is a more than an insubstantial risk that the Trust is or will be considered an Investment Company which is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of the Prospectus.

“Rating Agency Event” means that any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for Citigroup (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Debentures, which amendment, clarification or change results in: (i) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the issue date of the Securities; or (ii) the lowering of the equity credit (including by assigning equity credit up to a lesser amount) assigned to the Debentures by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the issue date of the Securities.

"Regulatory Capital Event" means a determination by Citigroup, based on an opinion of counsel experienced in such matters (who may be an employee of Citigroup or any of its affiliates), that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of the Prospectus, there is more than an insubstantial risk that the Capital Securities will no longer constitute Tier I Capital of Citigroup or any bank holding company of which Citigroup is a subsidiary (or its equivalent) for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Citigroup's primary federal banking regulator, provided, however that the distribution of the Debentures in connection with the liquidation of the Trust shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

“Additional Amounts Event” means that (provided that the obligation to pay or procure the payment of Additional Amounts does not constitute a Tax Event):

(i) Citigroup or the Trust becomes or will become obligated to pay or procure the payment of Additional Amounts;

(ii) the obligation to pay Additional Amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after June 22, 2007; and

(iii) Citigroup determines, in its business judgment, that the obligation to pay or procure the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the securities or taking any action that would entail a material cost to Citigroup;

or

(i) any act is taken by a taxing authority of the United States on or after June 22, 2007, whether or not such act is taken in relation to Citigroup or any subsidiary of Citigroup, that results in a substantial probability that Citigroup or the Trust will or may be required to pay or procure the payment of Additional Amounts;

(ii) Citigroup determines, in its business judgment, that the obligation to pay or procure the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the Securities or taking any action that would entail a material cost to Citigroup; and

(iii) Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup or the Trust will or may be required to pay or procure the payment of the additional amounts.

On and from the date fixed by the Regular Trustees for any distribution of the Debentures and dissolution of the Trust: (i) the Securities will no longer be deemed to be outstanding, (ii) DTC, Clearstream or Euroclear or their nominees (or any successor Clearing Agency or its nominee), as the record Holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing Securities, except for certificates representing Capital Securities held by DTC, Clearstream or Euroclear or their nominees (or any successor Clearing Agency or its nominees), will be deemed to represent beneficial interests in the Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the then applicable Coupon Rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on such Securities until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

(c) The Trust may not redeem fewer than all the outstanding Securities unless all accrued and unpaid Distributions have been paid on all Securities for all quarterly Distribution periods terminating on or before the date of redemption.

(d) If the Debentures are distributed to the Holders of the Securities, pursuant to the terms of the Indenture, the Debenture Issuer will use its best efforts to cause the Debentures to be listed on the New York Stock Exchange or on such other exchange as the Capital Securities were listed immediately prior to the distribution of the Debentures.

(e) Redemption or Distribution procedures will be as follows:

(i) Notice of any redemption of, or notice of distribution of Debentures in exchange for the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to the Institutional Trustee and the Delaware Trustee and to each Holder of the Securities to be redeemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to the Holders of the Securities. Each Redemption/Distribution Notice shall be addressed to the Holders of the Securities at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemption/Distribution Notice or in the mailing of either thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

(ii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice, which notice may only be issued if the Debentures are redeemed as set out in this Section 4 (which notice will be irrevocable), then (A) while the Capital Securities are in book-entry only form, with respect to the Capital Securities, by 12:00 noon, London time for Capital Securities held through Euroclear or Clearstream, and by 12:00 noon, New York City time for Capital Securities held through DTC, on the redemption date, provided, that the Debenture Issuer has paid to the Paying Agent a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Paying Agent will deposit irrevocably with DTC, Clearstream or Euroclear or their nominees (or successor Clearing Agency or its nominee) funds sufficient to pay the applicable Redemption Price with respect to the Capital Securities and will give DTC, Clearstream or Euroclear (or any successor Clearing Agency) irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities, and (B) with respect to Capital Securities issued in definitive form and Common Securities, provided, that the Debenture Issuer has paid the Paying Agent a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Paying Agent will pay the relevant Redemption Price to the Holders of such Securities by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date. If a Redemption/Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, distributions will cease to accrue on the Securities so called for redemption and all rights of the Holders of such Securities so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Regular Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Securities that have been so called for redemption. If any date fixed for redemption of Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Paying Agent or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distributions on such Securities will continue to accrue from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

(iii) Redemption/Distribution Notices shall be sent by the Regular Trustees on behalf of the Trust to (A) in respect of the Capital Securities, DTC, Clearstream or Euroclear or their nominees (or any successor Clearing Agency or its nominee) if the Global Certificates have been issued or, if Definitive Capital Security Certificates have been issued, to the Holder thereof and (B) in respect of the Common Securities to the Holder thereof.

(iv) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Debenture Issuer or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

5. Voting Rights - Capital Securities.

(a) Except as provided under Sections 5(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights.

(b) Subject to the requirements set forth in this paragraph, the Holders of a Majority in aggregate liquidation amount of the Capital Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Debentures, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercise any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waive any past Default (as defined in the Indenture) that is waivable under Section 5.6 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of each holder of each Debenture affected thereby, such consent or action under the Indenture shall not be effective until each Holder of Capital Securities shall have consented to such action or provided such consent. The Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes. If the Institutional Trustee fails to enforce its rights under the Debentures, any Holder of Capital Securities may directly institute a legal proceeding against the Debenture Issuer to enforce the Institutional Trustee's rights under the Debentures without first instituting a legal proceeding against the Institutional Trustee or any other Person or entity. If a Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Capital Securities may also directly institute a proceeding for enforcement of payment to such holder (a "Direct Action") of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Debentures without first (i) directing the Institutional Trustee to enforce the terms of the Debentures or (ii) instituting a legal proceeding directly against the Debenture Issuer to enforce the Institutional Trustee's rights under the Debentures. Except as provided in the preceding sentence, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures. In connection with such Direct Action, Citigroup will be subrogated to the rights of such Holder of Capital Securities under the Declaration to the extent of any payment made by Citigroup to such holder of Capital Securities in such Direct Action.

Any required approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with this Declaration and the terms of the Securities.

Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

6. Voting Rights - Common Securities.

(a) Except as provided under Sections 6(b), (c) and 7 as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

(b) The Holders of the Common Securities are entitled, in accordance with and subject to Article V of the Declaration, to vote to appoint, remove or replace any Trustee or to increase or decrease the number of Trustees.

(c) Subject to Section 2.6 of the Declaration and only after the Default with respect to the Capital Securities has been cured, waived, or otherwise eliminated and subject to the requirements of the second to last sentence of this paragraph, the Holders of a Majority in liquidation amount of the Common Securities, voting separately as a class, may direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including (i) directing the time, method, place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures, (ii) waiving any past Default (as defined in the Indenture) that is waivable under Section 5.6 of the Indenture, or (iii) exercising any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, provided that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority in principal amount of Debentures affected thereby (a "Super Majority"), the Institutional Trustee may only give such consent or take such action at the written direction of the Holders of at least the proportion in liquidation amount of the Common Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. Pursuant to this Section 6(c), the Institutional Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities. Other than with respect to directing the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or the Debenture Trustee as set forth above, the Institutional Trustee shall not take any action in accordance with the directions of the Holders of the Common Securities under this paragraph unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action. If the Institutional Trustee fails to enforce its rights under the Declaration, any Holder of Common Securities may institute a legal proceeding directly against any Person to enforce the Institutional Trustee's rights under the Declaration, without first instituting a legal proceeding against the Institutional Trustee or any other Person.

Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

7. Amendments to Declaration and Indenture.

(a) In addition to any requirements under Section 12.1 of the Declaration, if any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than as described in Section 8.1 of the Declaration, then the Holders of outstanding Securities as a class, will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in liquidation amount of the Securities, voting together as a single class; provided, however, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a Majority in liquidation amount of such class of Securities.

(b) In the event the consent of the Institutional Trustee as the holder of the Debentures is required under the Indenture with respect to any amendment, modification or termination on the Indenture or the Debentures, the Institutional Trustee shall request the written direction of the Holders of the Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a Majority in liquidation amount of the Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of the holders of greater than a majority in aggregate principal amount of the Debentures (a "Super Majority"), the Institutional Trustee may only give such consent at the direction of the Holders of at least the proportion in liquidation amount of the Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding; provided, further, that the Institutional Trustee shall not take any action in accordance with the directions of the Holders of the Securities under this Section 7(b) unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

8. Pro Rata.

A reference in these terms of the Securities to any payment, distribution or treatment as being "Pro Rata" shall mean pro rata to each Holder of Securities according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, and a Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate liquidation amount of Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding, and only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

9. Ranking.

The Capital Securities rank pari passu and payment thereon shall be made Pro Rata with the Common Securities except that, where a Default (as defined in the Indenture) occurs and is continuing under the Indenture in respect of the Debentures held by the Institutional Trustee, the rights of Holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of the Holders of the Capital Securities.

10. Listing.

The Regular Trustees shall use their best efforts to cause the Capital Securities to be listed on the New York Stock Exchange.

11. Acceptance of Securities Guarantee and Indenture.

Each Holder of Capital Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee, including the subordination provisions therein and to the provisions of the Indenture.

12. No Preemptive Rights.

The Holders of the Securities shall have no preemptive rights to subscribe for any additional securities.

13. Miscellaneous.

These terms constitute a part of the Declaration.

The Sponsor will provide a copy of the Declaration or the Capital Securities Guarantee, and the Indenture to a Holder without charge on written request to the Sponsor at its principal place of business.

EXHIBIT A-1
FORM OF DTC CAPITAL SECURITY CERTIFICATE

THIS ENHANCED TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS ENHANCED TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR ENHANCED TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS ENHANCED TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS ENHANCED TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS ENHANCED TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY ENHANCED TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number	Number of Enhanced Trust Preferred Securities
R-1
CUSIP No.
Common Code:

Certificate Evidencing Enhanced Trust Preferred Securities

of

CITIGROUP CAPITAL XVIII

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities

(Liquidation Amount £1,000 per Enhanced Trust Preferred Security)

CITIGROUP CAPITAL XVIII, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________ (the "Holder") is the registered owner of __________ (_________) Enhanced Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (liquidation amount of £1,000 per Enhanced Trust Preferred Security) (the "Enhanced Trust Preferred Securities"). The Enhanced Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Enhanced Trust Preferred Securities are set forth in, and this certificate and the Enhanced Trust Preferred Securities represented hereby are issued and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of June 28, 2007, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Enhanced Trust Preferred Securities as set forth in Annex I thereto. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Enhanced Trust Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Enhanced Trust Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

A1-1

The Holder of this certificate, by accepting this certificate, is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) and (ii) agreed to the terms of the Enhanced Trust Preferred Securities Guarantee, including that the Enhanced Trust Preferred Securities Guarantee is (A) subordinate and junior in right of payment to all other liabilities of Citigroup, (B) pari passu with the most senior preferred or preference stock now or hereafter issued by Citigroup and with any guarantee now or hereafter issued by Citigroup with respect to preferred or preference stock of Citigroup's affiliates and (C) senior to Citigroup's common stock.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Enhanced Trust Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

A1-2

IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of ______, _____.

Name:
Title: Regular Trustee

A1-3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints
_________________________________________________________________
_________________________________________________________________
___________________________________________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: _____________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

A1-4

EXHIBIT A-2

FORM OF EUROCLEAR AND CLEARSTREAM CAPITAL SECURITY CERTIFICATE

THIS ENHANCED TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED (THE “COMMON DEPOSITORY”), AS COMMON DEPOSITORY FOR THE EUROCLEAR SYSTEM AND CLEARSTREAM BANKING, SOCIETE ANONYME (EACH A “DEPOSITORY”), OR A NOMINEE OF THE DEPOSITORY. THIS ENHANCED TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR ENHANCED TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS ENHANCED TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS ENHANCED TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS ENHANCED TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY ENHANCED TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITORY OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO THE COMMMON DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

Certificate Number	Number of Enhanced Trust Preferred Securities
R-1	Up to £
CUSIP No.
ISIN:
Common Code:

Certificate Evidencing Enhanced Trust Preferred Securities

of

CITIGROUP CAPITAL XVIII

A2-1

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities
(Liquidation Amount £1,000 per Enhanced Trust Preferred Security)

CITIGROUP CAPITAL XVIII, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of up to _________ (__________) Enhanced Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (liquidation amount of £1,000 per Enhanced Trust Preferred Security) (the "Enhanced Trust Preferred Securities"). The Enhanced Trust Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Enhanced Trust Preferred Securities are set forth in, and this certificate and the Enhanced Trust Preferred Securities represented hereby are issued and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of June 28, 2007, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Enhanced Trust Preferred Securities as set forth in Annex I thereto. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Enhanced Trust Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Enhanced Trust Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

The Holder of this certificate, by accepting this certificate, is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) and (ii) agreed to the terms of the Enhanced Trust Preferred Securities Guarantee, including that the Enhanced Trust Preferred Securities Guarantee is (A) subordinate and junior in right of payment to all other liabilities of Citigroup, (B) pari passu with the most senior preferred or preference stock now or hereafter issued by Citigroup and with any guarantee now or hereafter issued by Citigroup with respect to preferred or preference stock of Citigroup's affiliates and (C) senior to Citigroup's common stock.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Enhanced Trust Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

A2-2

IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of _________, _____.

Name:
Title: Regular Trustee

A2-3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Enhanced Trust Preferred Security Certificate to:
___________________________________________________________________________________________________________________________________________

(Insert assignee's social security or tax identification number)
___________________________________________________________________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints
________________________________________________________________________________________
________________________________________________________________________________________
___________________________________________________________ agent to transfer this Enhanced Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: ____________________
(Sign exactly as your name appears on the other side of this Enhanced Trust Preferred Security Certificate)

A2-4

EXHIBIT A-3

FORM OF COMMON SECURITY CERTIFICATE

TRANSFER OF THIS CERTIFICATE
IS SUBJECT TO THE CONDITIONS
SET FORTH IN THE DECLARATION
REFERRED TO BELOW

Certificate Number	Number of Common Securities

Certificate Evidencing Common Securities

of

CITIGROUP CAPITAL XVIII

6.829% Common Securities
(Liquidation Amount £1,000 per Common Security)

CITIGROUP CAPITAL XVIII, a statutory trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Citigroup Inc., a Delaware corporation (the "Holder"), is the registered owner of __________ (________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6.829% Common Securities (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and satisfaction of the other conditions set forth in the Declaration (as defined below), including, without limitation, Section 9.1 thereof. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of June 28, 2007, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I thereto. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

The Holder of this certificate, by accepting this certificate, is deemed to have agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) as and to the extent provided in the Indenture.

A2-5

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

A2-6

IN WITNESS WHEREOF, the Trust has executed this certificate this ___ day of _______, ____.

Name:
Title: Regular Trustee

A2-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

_____________________________________________________
(Insert assignee's social security or tax identification number)

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________________________

_____________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints _____________________________________________________

___________________________________________________________________________________________________________________________________________

__________________________________________________________________ agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Common Security Certificate)

A2-8

EXHIBIT B

SPECIMEN OF DEBENTURE

B-1

EXHIBIT C

UNDERWRITING AGREEMENT

C-1